Exhibit 1.2

Brown-Forman Corporation

£300,000,000

2.600% Notes due 2028

UNDERWRITING AGREEMENT

dated June 30, 2016

Barclays Bank PLC

Citigroup Global Markets Limited

Deutsche Bank AG, London Branch

Merrill Lynch International

UNDERWRITING AGREEMENT

June 30, 2016

BARCLAYS BANK PLC

CITIGROUP GLOBAL MARKETS LIMITED

DEUTSCHE BANK AG, LONDON BRANCH

MERRILL LYNCH INTERNATIONAL

As Representatives of the Underwriters named in Schedule A hereto

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

Introductory. Brown-Forman Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of £300,000,000 aggregate principal amount of the Company’s 2.600% Notes due 2028 (the “Securities”). Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International have agreed to act as representatives of the Underwriters (the “Representatives”) in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an indenture (the “Base Indenture”), dated as of April 2, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of December 13, 2010 and the second supplemental indenture dated as of June 24, 2015 (together with the Base Indenture, the “Indenture”). Securities issued in book-entry form will be issued in the name of USB Nominees (UK) Limited or in such other name as is requested by an authorized representative of Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) and deposited with a common depositary or its nominee (the “Common Depositary”) on behalf of Euroclear and Clearstream.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties. The Company hereby represents and warrants to each Underwriter as follows:

(a) Registration Statement; Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-205183), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement”. Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Prospectus (as defined below) is called, together with the Base Prospectus, a “preliminary prospectus”. The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) of the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration

Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”).

The Registration Statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act (“Rule 462(e)”) on June 24, 2015, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).

At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Date (as defined below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) and the Prospectus complied when so filed in all material respects with the Securities Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package (as defined below) or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

The representations in this subsection do not apply to statements in or omissions from the Registration Statement, the Prospectus or any preliminary prospectus or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto. As of 4:45 P.M., London time, on the date of this Agreement (the “Applicable Time”), (i) the Disclosure Package and (ii) the investor presentations identified in Schedule D hereto, when taken together as a whole with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Company is Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, that initially became effective within three years of the date hereof, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(d) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of

Rule 164(h)(2) of the Securities Act) and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(e) Issuer Free Writing Prospectuses. Neither any Issuer Free Writing Prospectus nor the Final Term Sheet (as defined below), as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did, does or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus that has not been superseded or modified, including, in each case, any document incorporated by reference therein. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus, or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f) Accuracy of Statements in Prospectus. The statements in the Disclosure Package and the Prospectus under the headings “Material United States Federal Income Tax Consequences”, “ERISA Considerations”, “Description of Notes”, “Description of Debt Securities”, “Description of Certain Indebtedness”, “Plan of Distribution” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are materially accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or the Registration Statement. The Representatives shall provide notice to the Company if the distribution of the Securities has not been completed on the date of the Closing Date, and upon such later date as the distribution of the Securities has been completed.

(h) Incorporated Documents. The Prospectus as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless specified therein). The documents incorporated or deemed to be incorporated by reference in the Prospectus and any preliminary prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and, assuming the due authorization, execution and delivery hereof by the Underwriters, is a valid and binding agreement of the Company.

(j) Paying Agency Agreement. The Paying Agency Agreement to be dated July 7, 2016, among the Company, Elavon Financial Services Limited, UK Branch, as paying agent (the “Paying Agent”), Elavon Financial Services Limited, as transfer agent and registrar, and the Trustee, has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Paying Agent, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or general equitable principles, regardless of whether considered in a proceeding at law or in equity.

(k) Authorization of the Securities. The Securities to be purchased by the Underwriters from the Company, when issued, will be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided herein, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or general equitable principles, regardless of whether considered in a proceeding at law or in equity.

(l) Authorization of the Indenture. The Indenture has been duly authorized by the Company and has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or general equitable principles, regardless of whether considered in a proceeding at law or in equity. The Indenture has been qualified under the Trust Indenture Act.

(m) Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, since the date as of which information is given in the Disclosure Package and the Prospectus, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(o) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who have delivered their report with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included or incorporated by reference in the Disclosure Package and the Prospectus, is the independent registered public accounting firm with respect to the Company within the meaning of the Securities Act.

(p) Preparation of the Financial Statements. The historical financial statements, together with the related schedules and notes, included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and related schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical financial data set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” under the heading “Actual” and “Summary Consolidated Financial Information” are derived from the accounting records of the Company and present fairly, in all material respects, the information shown therein. The financial statements incorporated by reference from the Company’s filings under the Exchange Act in the Disclosure Package and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the rules and regulations of the Commission under the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Exchange Act, in effect on the date of the respective financial statements; the supporting schedules, if any, included in the Disclosure Package and the Prospectus and any amendment or supplement thereto present fairly, in all material respects, the information required to be stated therein.

(q) Ratio of Earnings to Fixed Charges. The Company’s ratios of earnings to fixed charges set forth or incorporated by reference in the Disclosure Package and the Prospectus under the caption “Ratio of Earnings to Fixed Charges” have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(r) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and each of its subsidiaries listed on Schedule B hereto (each such subsidiary, a “Significant Subsidiary”, as that term is defined in Rule 1-02(w) of Regulation S-X) has been duly incorporated or organized and is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus. The Company has full corporate power and authority to enter into and perform its obligations under each of this Agreement, the Securities and the Indenture. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. With the exception of a 20% interest in Edward Dillon & Co. Limited, the Company does not own or control, directly or indirectly, any corporation or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016.

(s) Capitalization and Other Capital Stock Matters. At April 30, 2016, on a consolidated basis, after giving effect to the issuance and sale of the Securities pursuant hereto, the Company would have had an authorized and outstanding capitalization as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” had such transaction occurred on such date.

(t) Non-Contravention of Existing Instruments. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or other organizational documents. Neither the Company nor any of its Significant Subsidiaries is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Indenture, and the issuance and delivery of the Securities and consummation by the Company of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances the existence of which, or consents the failure of which to obtain, would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary.

(u) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or the Indenture, or the issuance and delivery of the Securities, or the consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company’s obligations hereunder or under the Indenture or the failure of which to obtain would not materially adversely affect the consummation of the transactions contemplated by this Agreement, the Securities or the Indenture.

(v) No Material Actions or Proceedings. Except as may be set forth in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries, or which have as the subject thereof any property owned or leased by the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement, including, without limitation, any actions or investigations by any governmental or regulatory agency that are ongoing or threatened against the Company or its subsidiaries, or any of their directors, officers or employees or anyone acting on its behalf in relation to an alleged breach of any applicable anti-bribery or corruption laws. No labor dispute with the employees of the Company or any of its subsidiaries, which is material to the Company and its subsidiaries taken as a whole exists or, to the best of the Company’s knowledge, is threatened or imminent.

(w) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(x) All Necessary Permits, etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses other than those the failure of which to possess would not result in a Material Adverse Change, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(y) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and upon receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act.

(z) No Price Stabilisation or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilisation or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aa) Company’s Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) Company’s Disclosure Controls and Procedures. Except as disclosed in the Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in all material respects in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(dd) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the U.K. Bribery Act 2010, as amended, or the rules and regulations thereunder (the “Bribery Act”) or (iii) any similar law of any other applicable jurisdiction, or the rules or regulations thereunder. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, the Bribery Act and each similar law of any other applicable jurisdiction, including the rules and regulations thereunder and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the Bribery Act, each as may be amended, or similar law of any other applicable jurisdiction, or the rules or regulations thereunder.

(ee) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned by, or is acting on behalf of one or more individuals or entities that are currently subject to or the target of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is the subject of Sanctions or whose government is itself the subject of Sanctions, which are currently Crimea (region of Ukraine), Cuba, Iran, North Korea, Sudan and Syria (each a “Sanctioned Country”), nor (iii) have any business or financial dealings with any person on OFAC’s Specially Designated Nationals (“SDN”) or Blocked Persons list or equivalent list relating to Sanctions. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person or entity then being subject to any Sanctions or in any Sanctioned Country, or in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. This clause (ff) shall apply for the benefit of the Underwriters only if and to the extent they do not result in a violation of Council Regulation (EC) No. 2271/96 of 22 November 1996 or any applicable anti-boycott laws or regulations.

(gg) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law and (iv) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably be expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(hh) ERISA Compliance. Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined in Section 4043 of ERISA) (other than an event for which the 30-day notice period is waived) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their respective ERISA Affiliates that would reasonably be expected to result in a Material Adverse Change. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ii) Sarbanes-Oxley Act. Except for failures that, individually or in aggregate, would not result in a Material Adverse Change, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk) Compliance with the FSMA. The Company has not distributed and, prior to the later to occur of (i) the Applicable Time and (ii) the completion of the distribution of the Securities, will not distribute any material in connection with the offering and sale of the Securities other than the Disclosure Package or the Prospectus or other materials, if any, permitted by the Securities Act and the United Kingdom Financial Services and Markets Act 2000 (“FSMA”), or regulations promulgated pursuant to the Securities Act or FSMA, and approved by the parties to this Agreement.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, and the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price in Great Britain pounds sterling (“GBP”) of 98.722% of the principal amount of the Securities, plus accrued interest, if any, from July 7, 2016 to the Closing Date (as defined below) and payable on the Closing Date. The Securities shall be issued in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof.

(b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 at 10:00 A.M., London time, on July 7, 2016, or such other time and date as the Representatives shall designate by notice to the Company, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 18 hereof (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Securities. On the Closing Date, the Company shall deliver, or cause to be delivered, to one or more of the Representatives for the accounts of the several Underwriters certificates for the Securities at the Closing Date against payment in GBP by wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in global form in such denominations as the Representatives shall have requested in writing not less than two full business days prior to the Closing Date and registered in the name of USB Nominees (UK) Limited or in such other name as is requested by Euroclear and Clearstream, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(d) Delivery of Prospectus to the Underwriters. Not later than 5:00 P.M., New York City time, on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places in New York City as the Underwriters shall reasonably request.

Section 3. Covenants. The Company covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document to be incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document to be incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 3(a) and 3(d) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, such amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or such new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus, as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(c) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Representatives and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) of the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(d) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(c) hereof.

(e) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of June 24, 2015, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(f) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(g) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(h) Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the blue sky or state securities laws of those jurisdictions reasonably designated by the Underwriters, shall comply with such laws with respect to the distribution of the Securities, and shall continue such qualifications, registrations and exemptions in effect so long as required for the sale of the Securities. The Company shall not however be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the receipt by the Company of any notification with respect to the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the prompt withdrawal thereof.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(j) Eligibility for Clearance and Settlement. The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

(k) Earnings Statement. The Company agrees with each of the Underwriters to make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.

(l) Listing. The Company shall use its reasonable best efforts to effect the admission and listing of the Securities on the New York Stock Exchange within 30 days of the Closing Date.

(m) FSMA. The Company agrees not to take any action or omit to take any action, and to cause their respective subsidiaries not to take any action or omit to take any action, that may result in the loss by the Underwriters of the ability to rely on the stabilization safe harbor provided by the Financial Conduct Authority under the FSMA.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the preliminary prospectus and the Prospectus (including financial statements and exhibits), and all amendments and supplements thereto, all Issuer Free Writing Prospectuses, this Agreement, the Indenture and the Securities, (v) all filing fees, expenses and reasonable attorneys’ fees incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the blue sky laws as provided in Section 3(h) and, if requested by the Underwriters, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Common Depositary for Euroclear and Clearstream for “book-entry” transfer, (ix) any fees and expenses incurred in connection with listing the Securities on the New York Stock Exchange, (x) all expenses incurred by the Company relating to investor presentations on any road show presentation undertaken in connection with the marketing of the Securities, including, without limitation, the fees and expenses of any consultants engaged by the Company in connection with any road show presentation, travel and lodging expenses of the Company’s officers and other representatives and any such consultants, and the cost of aircraft and other transportation chartered by the Company in connection with any road show presentation and (xi) all costs and expenses incident to the performance by the Company of its other obligations under this Agreement. Except as provided in clause (v) of this Section 4, Section 6, Section 7 and Section 8 hereof and in the next sentence, the Underwriters shall pay their own expenses on a pro rata basis in accordance with the amount of Securities purchased by such Underwriter as set forth on Schedule A, including the fees and disbursements of their counsel. Notwithstanding the foregoing, each of the Representatives shall pay their own travel and lodging expenses in connection with any road show presentation.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter of PricewaterhouseCoopers LLP. On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters of securities, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Disclosure Package and the Prospectus.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the reasonable judgment of the Underwriters there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(c) Opinion and “10b-5 Statement” of Counsel for the Company. On the Closing Date, the Underwriters shall have received the favorable opinion and “10b-5 statement” of Hogan Lovells US LLP, external counsel for the Company, dated the Closing Date, the form of which is attached as Exhibit A hereto.

(d) Opinion and “10b-5 Statement” of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion and “10b-5 statement” of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as may be reasonably required by the Representatives.

(e) Officers’ Certificate. On the Closing Date, the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Bring-down Comfort Letter of PricewaterhouseCoopers LLP. On the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a letter dated such date, in form and substance customary for such letters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(g) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(h) Eligibility for Clearance and Settlement. The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

(i) Exchange Listing. An application for the listing of the Securities on the New York Stock Exchange shall have been submitted.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7, Section 8, Section 16 and Section 17 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or the first part of clause (i) or clause (v) of Section 9, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters, severally, through the Representatives upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus, the information contained in the Final Term Sheet or the Prospectus (or any amendment or supplement thereto), the investor presentations identified in Schedule D hereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the

Representatives expressly for use in the Registration Statement, the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters, through the Representatives, expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the fourth paragraph, the ninth paragraph and the eleventh paragraph under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 9. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the Financial Industry Regulatory Authority, (ii) there shall have occurred a material disruption in securities settlement, payment or clearance services in the United States, England or the European Union, (iii) a general banking moratorium shall have been declared by U.S. federal, New York State, Delaware, British or European Union authorities, (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets (including in England and the European Union), or any substantial change or development involving United States’ or international political, financial or economic conditions (including such conditions in England and the European Union), as in the judgment of the Underwriters is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Disclosure Package or Prospectus or to enforce contracts for the sale of securities or (v) in the reasonable judgment of the Underwriters there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 9 shall be without liability on the part of any party hereto to any other party except that the provisions of Section 4, Section 6, Section 7, Section 8, Section 16 and Section 17 shall at all times be effective and shall survive termination of this Agreement.

Section 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations and warranties of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their respective partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement; provided, however, that the representations and warranties of the Company shall be deemed to be made at the date of execution of this Agreement and the Closing Date only.

Section 11. Agreement Among Underwriters. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule, subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International and references to “Settlement Lead Manager” shall be deemed to refer to Merrill Lynch International. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 18 of this Agreement.

Section 12. Stabilisation. If the Settlement Lead Manager (or persons acting on its behalf), in connection with the distribution of the Securities, offers the Securities in excess of the aggregate principal amount to be issued or effects transactions with a view to supporting the market price of the Securities at levels other than that which might otherwise prevail in the open market, such person(s) shall not in doing so be deemed to act as an agent of the Company. The Company will not, as a result of any action taken by the Settlement Lead Manager (or persons acting on its behalf), under this Section 12 be obliged to issue Securities in excess of the aggregate amount of Securities to be issued under this Agreement, nor shall the Company be liable for any loss, or entitled to any profit, arising from any excess offers or stabilisation.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand-delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Fax: +44 20 7516 7548

Attention: Debt Syndicate

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Fax No.: +44 20 7986 1927

Attention: Syndicate Desk

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Fax: +44 20 7545 4455

Attention: Syndicate Desk

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Fax: +44 20 7995 2968

Attention: Syndicate Desk

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Facsimile: (212) 474-3700

Attention: Andrew J. Pitts, Esq.

If to the Company:

Brown-Forman Corporation

850 Dixie Highway

Louisville, KY 40210

Facsimile: (502) 774-6650

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Facsimile: (202) 637-5910

Attention: John B. Beckman, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 18 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 and Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 17. Consent To Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Related Proceeding brought in any such court has been brought in any inconvenient forum.

Section 18. Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7, Section 8, Section 16 and Section 17 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Disclosure Package, the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 18. Any action taken under this Section 18 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 19. Trial by Jury Waiver. Each of the parties hereto hereby waives, to the fullest extent permitted by applicable law, any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 21. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 22. Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Underwriters, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Company or another person, and the issue to or conferral on the Underwriters of such shares, securities or obligations;

iii.	the cancellation of the BRRD Liability;

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 22, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Company.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BROWN-FORMAN CORPORATION

By:	/s/ Jane C. Morreau
Name:	Jane C. Morreau
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS BANK PLC

By:	/s/ Giovanna Trucco
Name:	Giovanna Trucco
Title:	Authorised Attorney

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Tom Pauk
Name:	Tom Pauk
Title:	Delegated Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Jared Birnbaum
Name:	Jared Birnbaum
Title:	Managing Director Debt Capital Markets Coverage - Corporates

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Patrick M. Käufer
Name:	Patrick M. Käufer
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH INTERNATIONAL

By:	/s/ Julien Roman
Name:	Julien Roman
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Douglas J. Fink
Name:	Douglas J. Fink
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name:	Valerie Shadeck
Title:	Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Vid Jarc
Name:	Vid Jarc
Title:	Authorized DCM Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC

By:	/s/ Trevor Kemp
Name:	Trevor Kemp
Title:	Executive Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

COÖPERATIEVE RABOBANK U.A.

By:	/s/ G. J. M. Okhuijsen
Name:	G. J. M. Okhuijsen
Title:	Manager PP, O&S

COÖPERATIEVE RABOBANK U.A.

By:	/s/ M. A. Dams
Name:	M. A. Dams
Title:	Head of Investments and Securities Finance

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

SCOTIABANK EUROPE PLC

By:	/s/ James Walter
Name:	James Walter
Title:	Director

SCOTIABANK EUROPE PLC

By:	/s/ Cesare Roselli
Name:	Cesare Roselli
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

THE WILLIAMS CAPITAL GROUP, L.P.

By:	/s/ David A. Coard
Name:	David A. Coard
Title:	Principal

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Barclays Bank PLC	£60,000,000
Citigroup Global Markets Limited	£60,000,000
Deutsche Bank AG, London Branch	£60,000,000
Merrill Lynch International	£60,000,000
U.S. Bancorp Investments, Inc.	£19,500,000
PNC Capital Markets LLC	£10,500,000
Wells Fargo Securities International Limited	£10,500,000
Mitsubishi UFJ Securities International plc	£6,000,000
Coöperatieve Rabobank U.A.	£4,500,000
Scotiabank Europe plc	£4,500,000
The Williams Capital Group, L.P.	£4,500,000

£300,000,000

Schedule A

SCHEDULE B

Significant Subsidiaries

1.	None.

Schedule B

SCHEDULE C

Issuer Free Writing Prospectuses

1.	Free writing prospectus dated June 30, 2016, relating to the final terms of the Securities.

Schedule C

SCHEDULE D

Investor Presentations

1.	Investor Presentation dated June 13, 2016

Schedule D

EXHIBIT A

Opinion of Hogan Lovells US LLP, external counsel for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement.

(a) The Company is validly existing as a corporation and in good standing as of the date of the Good Standing Certificate under the laws of the State of Delaware.

(b) The Company has the corporate power to execute, deliver and perform its obligations under the Indenture and the Agreement and to own, lease and operate its current properties and to conduct its business as described in the Disclosure Package and the Prospectus.

(c) (i) The Notes have been duly authorized by the Company.

(ii) The Notes, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Agreement, against payment therefor in accordance with the Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

(iii) The specimen of the global certificate referred to in paragraph 13 of Schedule 1 attached hereto is in the form contemplated in the Indenture.

In expressing the foregoing opinions, we have assumed that the Notes conform as to form to the specimen of the global certificates referred to in paragraph 13 of Schedule 1 attached hereto, which we have not verified by inspection of the individual Notes.

(d) The Agreement has been duly authorized, executed and delivered by the Company.

(e) The Indenture (i) has been duly qualified under the TIA and (ii) has been duly authorized, executed and delivered by the Company and (iii) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(f) The Notes and the Indenture conform as to legal matters in all material respects to the descriptions thereof set forth in the Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities.”

(g) The information in the Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

(h) Based solely upon our review of the information regarding the Company provided through the EDGAR System on the Commission’s website, the Registration Statement became effective upon filing under the 1933 Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the Commission.

Exhibit A-1

(i) At the time the Registration Statement became effective and at the date hereof, the Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein and the Statement of Eligibility on Form T-1 of the Trustee, as to which we express no opinion), excluding the documents incorporated by reference therein, comply as to form in all material respects with the requirements of the TIA and the 1933 Act and the applicable rules and regulations thereunder.

(j) The documents incorporated by reference in the Disclosure Package and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act (other than the financial statements and schedules and financial information and data included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act.

(k) The execution, delivery and performance on the date hereof by the Company of the Agreement, the Indenture and the Notes do not (i) violate the DGCL, or the Certificate of Incorporation or By-laws of the Company (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, (iii) violate any of the Company Orders, or (iv) breach or constitute a default under any of the Company Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

(l) No approval or consent of, or registration or filing with, any federal governmental agency or any state governmental agency is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law or under the DGCL in connection with the execution, delivery and performance on the date hereof by the Company of the Agreement, the Indenture, and the Notes.

(m) The Company is not an “investment company” within the meaning of the 1940 Act.

(n) The statements in the Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Consequences,” insofar as such statements purport to summarize applicable tax laws or legal conclusions with respect thereto, are correct in all material respects.

(o) The Paying Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

The opinions expressed in paragraphs (c), (e) and (o) above with respect to the enforceability of the Notes, the Indenture and the Paying Agency Agreement shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions elsewhere set forth in this opinion letter, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

Exhibit A-2

Our opinion in paragraph (l) above is not intended to cover and should not be viewed as covering approvals, consents, registrations and filings required for the conduct of the Company’s business generally (i.e., that would be required in the course of its business in the absence of entering into the Agreement, the Indenture, and the Notes).

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above in paragraphs (c)(ii), (e)(iii) and (o)(ii) are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

We express no opinion in this letter as to any other statutes, rules and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other statutes, rules and regulations may have on the opinions expressed herein). We express no opinion in this letter as to federal or state securities statutes, rules or regulations (except to the extent stated in paragraphs (e), (h), (i), (j), (m) and (n)), antitrust, unfair competition, banking, or tax statutes, rules or regulations, or statutes, rules or regulations of any political subdivision below the state level. The opinions set forth in paragraphs (c), (e), (k), (l) and (o) are based upon a review of only those statutes, rules and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type covered by the Agreement and to the role of the Company in such transactions.

Exhibit A-3

EXHIBIT B

£300,000,000

Brown-Forman Corporation

12-Year Fixed Rate Senior Unsecured Notes

FORM OF FINAL TERM SHEET

Issuer:	Brown-Forman Corporation

Principal Amount:	£300,000,000

Coupon:	2.600%

Maturity:	July 7, 2028

Interest Payment Dates:	Annually on July 7

First Coupon Date:	July 7, 2017

Day Count Fraction:	ACTUAL / ACTUAL (ICMA)

Benchmark Gilt:	6.000% due December 7, 2028

Benchmark Gilt Price / Yield:	155.91% / 1.159%

Spread to Benchmark Gilt:	+150 basis points

Yield to Maturity:	2.677%

Public Offering Price:	99.222%

Trade Date:	June 30, 2016

Settlement Date:	July 7, 2016 (T+5)

Optional Redemption:

Prior to April 7, 2028 (the date that is three months prior to maturity), in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed or (ii) the discounted present value of the notes being redeemed (assuming the notes mature on April 7, 2028) at the Gilt Rate plus 25 basis points.

On or after April 7, 2028 (the date that is three months prior to maturity), in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Upon the occurrence of specified tax events as described under the caption “Description of Notes—Optional Redemption for Tax Reasons” in the prospectus supplement, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

CUSIP:	115637 AR1

ISIN:	XS1441773121

Common Code:	144177312

Minimum Denomination:	£100,000 and integral multiples of £1,000 in excess thereof

Exhibit B-1

Listing:	The issuer intends to apply to list the notes on the New York Stock Exchange. There can be no assurance that any such application will be successful or that any such listing will be granted or maintained.

Stabilisation:	Stabilisation / FCA

Ratings (Moody’s / S&P / Fitch)*:	Reserved

Joint Book-Running Managers:	Barclays Bank PLC Citigroup Global Markets Limited Deutsche Bank AG, London Branch Merrill Lynch International

Senior Co-Manager:	U.S. Bancorp Investments, Inc.

Co-Managers:	PNC Capital Markets LLC Wells Fargo Securities International Limited Mitsubishi UFJ Securities International plc Coöperatieve Rabobank U.A. Scotiabank Europe plc The Williams Capital Group, L.P.

Concurrent Offering:	On June 30, 2016, we announced an offering of €300,000,000 1.200% Notes due 2026 in an underwritten public offering pursuant to a separate prospectus supplement. Closing of the concurrent offering is subject to customary conditions precedent. The consummation of this offering is not contingent upon the successful completion of the concurrent offering.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Bank PLC toll-free at 1-888-603-5847, Citigroup Global Markets Limited toll-free at 1-800-831-9146, Deutsche Bank AG, London Branch toll-free at 1-800-503-4611 or Merrill Lynch International toll-free at 1-800-294-1322.

Exhibit B-2